SCHEDULE 14A
                                  (Rule 14a-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant: X
Filed by a Party other than the Registrant:
Check the appropriate box:

X  Preliminary Proxy Statement            Confidential, for Use of
   Definitive Proxy Statement             the Commission Only (as
   Definitive Additional Materials        permitted by Rule 14a-
                                          6(e)(2))

     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        ASPEN GROUP RESOURCES CORPORATION
____________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)     Title of each class of securities to which transaction applies:
____________________________________________________________________________
    (2)     Aggregate number of securities to which transaction applies:
____________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________
    (4)     Proposed maximum aggregate value of transaction:
____________________________________________________________________________
    (5)     Total fee paid:
____________________________________________________________________________
            Fee paid previously with preliminary materials.
      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)     Amount Previously Paid:
____________________________________________________________________________
    (2)     Form, Schedule or Registration Statement No.:
____________________________________________________________________________
    (3)     Filing Party:
____________________________________________________________________________
    (4)     Date Filed:
____________________________________________________________________________

                         ASPEN GROUP RESOURCES CORPORATION
                                3300 Bank One Center
                                 100 North Broadway
                            Oklahoma City, Oklahoma 73102



                        MANAGEMENT INFORMATION CIRCULAR
                                     and
                               PROXY STATEMENT


1. SOLICITATION OF PROXIES

This Management Information Circular and Proxy Statement (the "Circular") is furnished in connection with the Solicitation of Proxies by the Management of ASPEN GROUP RESOURCES CORPORATION (the "Corporation") for use at the Annual and Special Meeting of Shareholders of the Corporation (the "Meeting") to be held at the time and place and for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the "Notice"). It is expected that the solicitation will be by mail primarily, but proxies may also be solicited personally by telephone or otherwise by Officers or Directors of the Corporation without additional compensation. The cost of preparing, assembling and mailing the proxy material and reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Corporation. The proxy materials are being mailed to Shareholders of Record at the close of business on October 20, 2000.

2. APPOINTMENT, REVOCATION AND DEPOSIT OF PROXIES

The persons named in the enclosed form of proxy are Directors or Officers of the Corporation.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER'S BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF.

A Shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the Shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a Shareholder will be voted in accordance with the directions, if any, given in the proxy. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire.

A Shareholder who has given a proxy may revoke it at any time in so far as it has not been exercised. A proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by instrument in writing executed by the Shareholder or by his attorney authorized in writing or, if the Shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits the proxy is revoked. A proxy may also be revoked in any other manner permitted by law.

3. MANNER OF VOTING AND EXERCISE OF DISCRETION BY PROXIES

The persons named in the enclosed form of proxy will vote the common shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. In the absence of such direction, such common shares will be voted FOR each of the matters identified in the Notice and described in this Circular, except that a broker non-vote will have no effect.

The enclosed Form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. At the time of the printing of the Circular, the Management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting of Shareholders.

4. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized capital of the Corporation consists of an unlimited number of common shares (the "Common Shares") and an unlimited number of preference shares issuable in series. On October 20, 2000, an aggregate of 131,159,006 Common Shares and no preference shares were issued and outstanding. Each Common Share entitles the holder thereof to one (1) vote at all meetings of Shareholders of the Corporation. A simple majority of the total shares represented at the Meeting is required to elect directors and ratify or approve the other items being voted on at this time except for the Special Resolution regarding the consolidation of the outstanding Common Shares on an up to one (1) for seven (7) basis. The Special Resolution requires approval by a Special Resolution which is defined as a resolution of the Shareholders confirmed by at least two-thirds (2/3) of the votes cast. Abstentions will not count toward the approval or rejection of any matter under consideration. The presence, in person or by proxy, of two Holders of Common Shares of the Corporation entitled to vote is necessary to constitute a quorum at the Meeting. Notwithstanding the record date of October 20, 2000, specified above, the Corporation's Stock Transfer Books will not be closed and Shares may be transferred subsequent to the record date. However, all votes will be tabulated by the Scrutineer appointed for the Meeting, who will separately tabulate affirmative votes, abstentions and broker non-votes.

All Holders of Common Shares of the Corporation of record as of the close of business on October 20, 2000 are entitled either to attend and vote thereat in person the Shares held by them, or provided a completed and executed proxy shall have been delivered to the Corporation, to attend and vote thereat by proxy the Shares held by them.

As at October 20, 2000, the only persons or companies who, to the knowledge of the Directors and Senior Officers of the Corporation, beneficially own, directly or indirectly, or exercise control or direction over more than (5%) of the issued and outstanding Voting Shares of the Corporation are listed below. In addition, this table includes the outstanding voting securities beneficially owned by each of the Corporation's Directors, its Nominee Director and Executive Officers listed in the Summary Compensation Table as well as the number of Shares owned by Directors and Executive Officers as a group.



                                 NUMBER OF COMMON         TOTAL % OF
                               SHARES and NATURE OF      COMMON SHARES
NAME                           BENEFICIAL OWNERSHIP
_______________________________________________________________________
Jack E. Wheeler(1)              23,000,000(2)               17.1 %

Custer County Drillers Inc.     14,153,932                  10.8 %

Farrell Kahn                    10,974,701                   8.4 %

Lenard Briscoe                   4,000,000                   3.0 %

Ron Mercer(1)                    2,500,000(3)                1.9 %

James E. Hogue(4)                2,100,000(5)                1.6 %

Sam Hammons(1)                   1,500,000(6)                1.1 %

Randall B. Kahn(4)               1,193,463(7)             less than 1%

Peter Lucas(1)                   1,100,000(8)             less than 1%

Wayne T. Egan(4)                   578,000(9)             less than 1%

Anne Holland(4)                    570,000(10)            less than 1%

All Directors, the Nominee for  36,541,463                  26.4%
Director and Executive Officers
as a group (9 persons, including
Jack E. Wheeler)

Notes:

(1)     Mr. Wheeler is Chairman of the Board, President, Chief Executive
        Officer and a Director of the Corporation.  Messrs. Mercer, Hammons
        and Lucas are Vice Presidents of the Corporation. The address of Messrs. Wheeler, Mercer, Hammons and Lucas is 3300 Bank One Center,
        100 North Broadway, Oklahoma City, Oklahoma  73102.
(2) Includes employee stock options exercisable into an additional 3,000,000 Common Shares of the Corporation.
(3) Includes employee stock options exercisable into an additional 1,500,000 Common Shares of the Corporation.
(4)     Mr. Hogue, Ms. Holland, Mr. Kahn and Mr. Egan are Directors of the
        Corporation.   The address of Mr. Hogue and Ms. Holland is 6510 Abrams
        Road, Suite 300, Dallas, Texas 75231. The address of Mr. Kahn is 20 North Gore, Suite 200, St. Louis, Missouri 63119. The address of Mr. Egan is 1600 - Exchange Tower, 130 King Street West, Toronto, Ontario, Canada M5X 1J5.
(5) Includes employee stock options exercisable into an additional 500,000 Common Shares of the Corporation.
(6) Includes employee stock options exercisable into an additional 500,000 Common Shares of the Corporation.
(7) Includes employee stock options exercisable into an additional 500,000 Common Shares of the Corporation.
(8) Includes employee stock options exercisable into an additional 500,000 Common Shares of the Corporation.
(9) Includes employee stock options exercisable into an additional 520,000 Common Shares of the Corporation.
(10) Includes employee stock options exercisable into an additional 500,000 Common Shares of the Corporation.

Executive Officers, Directors and Director Nominee

Jack Wheeler, 51, has served as a Director, Chairman of the Board and Chief Executive Officer of the Corporation since September 16, 1999. Prior to that he has been the Managing Partner of Crown Partners LLC Minerals Division (currently East Wood Equity Venture, Inc.) for more than the past five (5) years. Mr. Wheeler is an attorney who received his A.A. from Lon Morris University in 1969, a B.A. from Texas A&M University in 1970, an M.A. in 1974 from the University of Colorado, and his J.D. from the University of Houston in 1975.

Ron Mercer, 52, was appointed Executive Vice-President and Chief Operating Officer of the Corporation effective September 16, 1999. Prior thereto, Mr. Mercer has acted as President responsible for the daily operations of Mercer Oil and Gas Company and Armer LLC for the past 5 years. He is a Professional Engineer with over 30 years experience in oil and gas asset management. He is a Registered Professional Engineer in Texas and Oklahoma, and a Member of the Society of Professional Engineers and Society of Petroleum Engineers. Mr. Mercer received his B.Sc. in Petroleum Engineering from Texas Tech University.

Sam Hammons, 50, was appointed effective September 16, 1999 as Vice-President and General Counsel of the Corporation. He is an attorney with over 25 years experience, and is former President of the Law Firm of Hammons & Vaught. Mr. Hammons was formerly an Assistant for Energy Natural Resources to Governor David Boran in Oklahoma, and an Administrative Assistant to Governor George Nigh in Oklahoma. Mr. Hammons is a graduate of Oklahoma Baptist University and received a J.D. from Oklahoma University and a Masters in International Relations from Oklahoma University.

Wayne T. Egan, 38, is a Partner of the Law Firm of Weir & Foulds, and practices in the Securities Law Section. He received an LLB from Queen's University Law School in 1988 and a Bachelor of Commerce degree from the University of Toronto in 1985. He is a Member of the Canadian Bar Association. Weir & Foulds serves as the Corporation's Corporate Counsel in Ontario, Canada.

James E. Hogue, 64, was President, Chief Operating Officer and a Director of the Corporation from June 17, 1996 to September 15, 1999. He currently serves solely as a Director of the Corporation. Mr. Hogue has also been a Director, President and major Shareholder of Third Coast Capital, Inc., a Venture Capital Company since 1988.

Anne Holland, 56, has been the President of MAYCO Petroleum Co., a Crude Oil
Trading Company, since 1990.   Ms. Holland devotes her principal working time to
her position as President of MAYCO Petroleum Co. and acts as a Director of the Corporation.

Randall B. Kahn, 40, currently is President of Pharma Capital, a Venture Capital Company located in St. Louis, Missouri. From 1994 to 1999 Mr. Kahn served as Chief Executive Officer of Tiffany Industries, an office furniture manufacturer in St. Louis, Missouri. Prior thereto, Mr. Kahn was a litigation attorney from 1993 to 1994 with Paule, Camazine and Blumenthal, a Law Firm in St. Louis, Missouri and prior thereto was a litigation attorney with Susman, Chermer, Rimmel & Shifrin, a Law Firm in St. Louis, Missouri form 1989 to 1993.
Mr. Kahn received a BA in English Literature from Colorado College in 1982 and received a JD Environmental Law Honours from Northwestern School of Law, Portland, Oregon.

Lenard Briscoe, 66, is a Nominee Director who was formerly President of Briscoe Oil Operating Company, Inc. from 1980 to 2000. Although Mr. Briscoe is presently semi-retired, he remains involved and invests in real estate, banking and farming.


PARTICULARS OF MATTERS TO BE ACTED UPON


5. ELECTION OF DIRECTORS

The number of Directors to be elected at the Meeting is Six (6). Unless otherwise specified, the persons named in the enclosed Form of Proxy will vote FOR the election of the Nominees whose names are set forth below. Management of the Corporation does not contemplate that any of the Nominees will be unable to serve as a Director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed Form of Proxy reserve the right to vote for another Nominee in their discretion. Each Director elected will hold office until the close of business on the day of the First Annual Meeting of Shareholders of the Corporation following his election unless his office is earlier vacated in accordance with the Articles of the Corporation.

The following table and notes thereto set out the names of Management's Nominees for election as Directors of the Corporation together with their positions held with the Corporation, age and Municipalities of residence:


Name, Current Position(s) Held and    Principal Occupation    Director Since
Municipality of Residence
________________________________________________________________________________
Jack E. Wheeler(1)                     Petroleum Executive    September 17, 1999
Director, Chairman of the Board
and Chief Executive Officer, 51
Edmond, Oklahoma

James E. Hogue(1)(2)                   Petroleum Executive    June 17, 1996
Director, 64
Dallas, Texas

Wayne T. Egan(1)(2)                    Lawyer                 June 17, 1996
Director, 38
Toronto, Ontario

Anne Holland(2)                        Petroleum Executive    February 2, 1999
Director, 56
Fort Worth, Texas

Randall B. Kahn(1)                     Venture Capital        February 28, 2000
Director, 40                           Businessman, Attorney
St. Louis, Missouri

Lenard Briscoe                         Petroleum Executive,   Nominee
Nominee Director, 66                   Businessman, Banker, Farmer
Kingfisher, Oklahoma
____________________________________
Notes:

(1)     Member of Audit Committee.
(2)     Member of the Compensation Committee.

The Shareholders are urged to elect Management's Nominees as Directors.


6. STATEMENT OF EXECUTIVE COMPENSATION

1. Summary Compensation Table

The following table discloses compensation paid to or awarded to the Corporation's Chief Executive Officer and each of the other most highly paid Executive Officers of the Corporation whose total salary and bonus exceeded CDN $100,000 (collectively, the "Named Executive Officers") for the last three most recently completed financial years of the Corporation. Specific aspects of the compensation of the Named Executive Officers are dealt with in further detail in subsequent tables.

                                   Annual Compensation(1)

                                                             Other
 Name                                                        Annual
 And                                                        Compen-
Principal                 Year       Salary      Bonus      sation
Position                              (US$)      (US$)      (US$)
  (a)                     (b)          (c)        (d)        (e)
_______________________________________________________________________
Jack E.                  2000       $112,500       -          -
Wheeler
Director,
Chairman of
the Board,
Chief
Executive
Officer and
President

Ron Mercer               2000       $48,000        -          -
Wheeler
Executive
Vice-President
and Chief
Operating
Officer

Sam                     2000        $16,000        -          -
Hammons
Vice-President
and General
Counsel

Eugene A.               2000        $150,000       -          -
Soltero                 1999         150,000       -          -
Director,               1998         160,000       -          -
Chairman of
the Board and
Chief
Executive
Officer (2)

James E.                2000        $150,000       -          -
Hogue                   1999         150,000       -          -
Director,               1998         160,000       -          -
President and
Chief
Operating
Officer(3)

Peter Lucas             2000        $ 45,000       -          -
Senior Vice
President,
Chief Financial
Officer(4)

                                     Long-Term Compensation
                                 Awards             Payouts
                                          Restricted
                       Securities          Shares
                         Under               or                    All
                        Options/          Restricted              Other
                         SARs               Share        LTIP     Compen-
                        Granted             Units      Payouts     sation
                          (#)               (US$)       (US$)       (US$)
                          (f)                (g)         (h)         (i)
_______________________________________________________________________
Jack E.                3,000,000              -           -           -
Wheeler
Director,
Chairman of
the Board,
Chief
Executive
Officer and
President

Ron Mercer             1,500,000              -           -           -
Wheeler
Executive
Vice-President
and Chief
Operating
Officer

Sam                      500,000              -           -          -
Hammons
Vice-President
and General
Counsel

Eugene A.                   -                 -           -          -
Soltero                     -                 -           -          -
Director,                300,000              -           -          -
Chairman of
the Board and
Chief
Executive
Officer (2)

James E.                 500,000              -           -          -
Hogue                       -                 -           -          -
Director,                300,000              -           -          -
President and
Chief
Operating
Officer(3)

Peter Lucas              500,000              -           -          -
Senior Vice
President,
Chief Financial
Officer(4)
_______________________________
Notes:

(1) Certain of the Corporation's Executive Officers receive personal benefits in addition to salary. The aggregate amount of these benefits, however, does not exceed the lesser of $50,000 or 10% of the total annual salary reported for the executives.
(2) Mr. Soltero resigned as a Director and Officer of the Corporation effective September 14, 1999.
(3) Mr. Hogue resigned and was replaced as the President and Chief Operating Officer by Jack E. Wheeler on September 17, 1999.
(4) Mr. Lucas resigned as an Officer of the Corporation effective April 15, 1997 and was appointed Chief Financial Officer on March 13, 2000.


        2. Long-Term Incentive Plan Awards (Period ended June 30, 2000)

           The Corporation currently has no long-term incentive plans, other than stock options granted from time to time by the Board of Directors under the provisions of the Corporation's Stock Option Plan and Non-Employee Directors Stock Option Plan.



        3. Option/SAR Grants (Period ended June 30, 2000)

           The following options were granted to Named Executive Officers under the Corporation's Stock Option Plan in the fiscal year ended June 30, 2000:


Name             Number of Options      Exercise Price (1)     Expiry Date
                       (#)                    ($ US)
_______________________________________________________________________________
Jack E. Wheeler     3,000,000                 $0.235          February 21, 2003

Sam Hammons           500,000                 $0.235          February 21, 2003

Ron Mercer          1,500,000                 $0.235          February 21, 2003

Peter Lucas           500,000                 $0.235          February 21, 2003

James E. Hogue        500,000                 $0.235          February 21, 2003

Notes:

(1) In compliance with the Business Corporations Act (Yukon), the high and low trading price of the Corporation's Common Shares on the OTC Bulletin Board for the thirty (30) days prior to February 21, 2000 was US$0.34 and US$0.10, respectively.

        4. Aggregated Option/SAR Exercises (Period ended June 30, 2000) and Financial Year-End Option/SAR Values

The following table sets forth information regarding the value of unexercised options held by named Executive Officers as of June 30, 2000.

                                                                Value of
                                                               Unexercised
                                             Unexercised      in-the-Money
                                             Options/SARs     Options/SARs
                Securities       Aggregate    at FY-End         at FY-End
                Acquired on        Value          (#)            ($ US)
                 Exercise        Realized    Exercisable/      Exercisable/
Name               (#)              ($)     Unexercisable     Unexercisable
___________________________________________________________________________
Jack E. Wheeler     0                0      3,000,000/0        $45,000/$0
Sam Hammons         0                0        500,000/0         $7,500/$0
Ron Mercer          0                0      1,500,000/0        $22,500/$0
Peter Lucas         0                0        500,000/0         $7,500/$0


        5. Compensation of Directors

           Each Director who is not an employee of the Corporation is paid $500 per Meeting of the Board of Directors and $500 per Committee Meeting not held on the same date as a Board Meeting. Directors are permitted to accept shares in lieu of cash. Directors who are employees of the Corporation are not paid any extra compensation for service on the Board or on Committees.

           No Directors were compensated by the Corporation during the last financial year for services as consultants or experts, other than approximately US$82,172.13 paid in legal fees to Weir & Foulds, Toronto; Mr. Wayne T. Egan, a current Director of the Corporation, is a Partner in said Firm.

     6. Employment Agreements

        The Corporation does not have employment contracts with any of its Executive Officers, other than with Jack Wheeler, its Chairman, President and Chief Executive Officer and Ron Mercer, Executive Vice-President and Chief Operating Officer. The agreement with Mr. Wheeler is effective until September 17, 2004, and he is paid a base salary of US$150,000 per year, to be reviewed annually by the Board of Directors of the Corporation. The agreement with Mr. Mercer is effective until January 1, 2005, and he is paid a base salary of US$96,000 per year, to be reviewed annually by the Board of Directors of the Corporation. Mr. Mercer's annual salary was increased to US$120,000 per year effective September 1, 2000. Under the terms of both Employment Agreements, in the event of termination without cause or change of control, each is to receive sixty (60) months salary and bonus. There is no severance compensation otherwise payable.


     7. Indebtedness of Directors and Officers

        None of the Directors or Officers of the Corporation or their respective associates or affiliates is indebted to the Corporation.


     8. Committees of the Board of Directors and Meeting Attendance

        The Board of Directors met seven (7) times during the last fiscal year. The Board of Directors has an Audit Committee comprised of four (4) Members and a Compensation Committee comprised of three (3) Members.
        The Compensation Committee is responsible for establishing and reviewing the compensation paid to the Corporation's Executive Officers. The Compensation Committee met two (2) times during the last fiscal year.

        The Audit Committee met two (2) times during the last fiscal year. The Audit Committee recommends engagement of the independent Auditors, considers the fee arrangement and scope of the audit, reviews the Financial Statements and the Independent Auditors' Report, reviews the activities and recommendations of the Corporation's Internal Auditors, considers comments made by the Independent Auditors with respect to the Corporation's internal control structure, and reviews internal accounting procedures and controls with the Corporation's financial and accounting staff.

        All Directors were present at each of the Meetings of the Board of Directors in person or by written ratification.

     9. Family Relationships

        There are no family relationships among the Corporation's Directors or Executive Officers.


    10. Compliance with 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Executive Officers and Directors, and persons beneficially owning more than 10% of the Corporation's Stock to file initial reports of ownership and reports of changes in ownership with the United States Securities and Exchange Commission ("SEC") and with the Corporation. The Corporation is not aware of any transactions in its outstanding securities by or on behalf of any Director, Executive Officer or 10% Holder of the Common Stock, which require the filing of any report pursuant to Section 16(a) of the Exchange Act that was not filed with the Corporation.

    11. Interests of Management in Material Transactions

        During the fiscal years ended June 30, 1999 and June 30, 2000, the Corporation entered into the following transactions with parties who could be considered Insiders of the Corporation:

1.     East Wood First Purchase Agreement

The Corporation is party to an agreement made on September 16, 1999 (the "First Purchase Agreement"), with an effective date from July 1, 1999, pursuant to which the Corporation acquired 50% of the issued and outstanding shares of East Wood Equity Ventures, Inc. ("East Wood") from four (4) Vendor Shareholders of East Wood. Under the terms of the First Purchase Agreement, the Corporation agreed to issue to the Shareholders of East Wood 46,230,897 Common Shares. The principal vendor was Jack Wheeler, the Chairman, President and Chief Executive Officer and a Director of the Corporation and also included Custer County Drillers, Inc. The estimated value of the East Wood shares acquired under the

First Purchase Agreement was US$7,464,505.

2.      East Wood Second Purchase Agreement

The Corporation entered into an agreement made as of February 28, 2000 (the "Second Purchase Agreement") pursuant to which the Corporation acquired the remaining 50% of the issued and outstanding shares of East Wood from six (6) Vendor Shareholders of East Wood including Farrell Kahn and Randall Kahn. Under the terms of the Second Purchase Agreement, the Corporation agreed to issue to the six (6) Vendor Shareholders of East Wood an aggregate of 26,230,897 Common Shares and a Promissory Note in the amount of US $3 Million.

3.     Acquisition of Mercer Oil and Gas

Effective April 1, 2000, the Corporation acquired all of the outstanding common stock of Mercer Oil and Gas Company from Ron Mercer, an Executive Officer of the Corporation, in exchange for 1,000,000 Common Shares. The value of the acquired property was estimated at the time of acquisition as $343,800. Prior to the closing of the acquisition of Mercer Oil, the Corporation purchased certain oil and gas properties from Mercer Oil for $300,000 in cash.


4.     Briscoe Acquisition

Effective May 1, 2000, the Corporation acquired by merger a 55% undivided interest in 171 producing oil and gas properties located in twenty-one (21) counties in Oklahoma, Texas and Kansas for $3,000,000 from a Corporation controlled by Lenard Briscoe, a Nominee to the Corporation's Board of Directors.


The transactions described in this Section were ratified by a majority of the Corporation's Independent Directors who did not have an interest in the transactions and who had access, at the Corporation's expense, to available material information and to the Corporation's Independent Counsel.

Any future transactions between the Corporation and its affiliates will be approved by a majority of disinterested Directors and will be on terms no less favourable to the Corporation than those which could be obtained from unrelated third parties. Any forgiveness of loans must be approved by a majority of the Corporation's Independent Directors who do not have an interest in the transactions and who have access, at the Corporation's expense, to either the Corporation's or their own independent legal counsel.


The Corporation's Annual Report for the year-end June 30, 2000 is enclosed herewith in the Annual Report, but neither the Annual Report nor the Financial Statements included therein are incorporated in this Proxy Statement or are deemed to be part of the material for the solicitation of proxies.

7. ORDINARY RESOLUTION - AMENDMENT TO STOCK OPTION PLAN

The Corporation has in place a 1997 Stock Compensation Plan for Directors, Officers, Employees and Consultants approved by the Shareholders at a Meeting held February 10, 1997 (the "Plan"). Section 2 of the Plan provides that the maximum aggregate number of Shares reserved for issuance and which may be purchased upon the exercise of all options granted under the Plan shall not exceed 1,400,000 Common Shares, representing approximately 10% of the Common Shares of the Corporation issued and outstanding on the date the Plan was authorized and approved. Subsequently, by amendment approved by the Shareholders of the Corporation, the maximum aggregate number of Shares reserved for issuance and which may be purchased upon the exercise of all options granted under the Plan was increased to 8,000,000. As stated elsewhere in this Circular, as at the date of this Circular there are 131,159,006 Common Shares of the Corporation issued and outstanding. Management of the Corporation is proposing that the maximum number of common shares of the Corporation eligible to be issued pursuant to the grant of options under the Plan be further increased to 13,000,000 (representing approximately 10% of the aggregate 131,159,006 Shares which are outstanding).

To maximize the utility of the Plan, it is the view of the Board of Directors of the Corporation that it is desirable to increase the number of Common Shares eligible for issuance pursuant to the grant of options thereunder to the maximum of 13,000,000. Pursuant to applicable securities regulations, however, Shareholder approval is required for any such amendment to the Plan. Accordingly, Shareholders of the Corporation will be asked at the Meeting to consider and, if thought advisable, to authorize and approve by means of an ordinary resolution, an Amendment to the Plan, increasing the maximum number of Common Shares of the Corporation issuable pursuant to the grant of options thereunder to 13,000,000. The Resolution Shareholders will be asked to approve is attached to this Circular as Schedule "1".


To be approved, the Ordinary Resolution must be passed by a majority of the votes cast by the Shareholders at the Meeting in respect of this Resolution. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote FOR the amendment to the Option Plan of the Corporation attached to this Circular as Schedule "1".


8. ORDINARY RESOLUTION - APPROVAL OF FUTURE PRIVATE PLACEMENTS

Management is of the view that potential acquisitions and additional funding of the Corporation's operations may be required in the future and as a result Shareholder approval for additional issuances of the Corporation's securities may be required. The Directors of the Corporation are of the view that it would be prudent for the Shareholders of the Corporation to pass a resolution authorizing the Corporation to negotiate acquisitions or to secure additional funds by way of the issuance of additional securities.

Shareholders are being asked to pass a resolution authorizing additional private placements or share issuances for acquisitions which would take place within one
(1) year of the date of this Circular. Such future private placements or share issuances for acquisitions will be subject to the following terms:

1. All of the private placement financing or share issuances for acquisitions will be carried out in accordance with the applicable securities laws and regulations.

2. Such future private placements or share issuances for acquisitions would not result in additional shares of the Corporation being issued in an amount exceeding fifty (50%) percent of the current number of issued and outstanding shares (in the aggregate) of the Corporation.

3. Any of the future private placements or share issuances for acquisitions would be substantially at arm's length.

4. Any of the future private placements or share issuances for acquisitions would require the consent of at least 75% of the Directors of the Corporation.

The resolution with respect to share issuances for acquisitions or private placement financing requires confirmation by a majority of the votes cast thereon at the Meeting.

Unless otherwise specified, the persons named in the enclosed form of proxy will vote FOR the Resolution. The text of the Resolution to be submitted to the Shareholders at the Meeting is attached to this Circular as Schedule "2".


9. SPECIAL RESOLUTION - CONSOLIDATION OF COMMON SHARES

The Corporation is applying to have its Common Shares listed for trading on The Toronto Stock Exchange (the "TSE"), the Senior Equity Exchange in Canada. One requirement of the TSE as a condition to approval for listing the Common Shares of the Corporation is implementation of a consolidation of the issued and outstanding Shares. Accordingly, to meet that requirement, the Shareholders of the Corporation are being asked to approve the necessary consolidation for this purpose.

The Shareholders of the Corporation will be asked to consider and, if advisable, to authorize and approve the consolidation of the issued and outstanding Common Shares of the Corporation on an up to one (1) for seven (7) basis at the discretion of the Board of Directors. In addition to The Toronto Stock Exchange, a requirement of other senior stock exchanges is a minimum share price as a condition to approval for listing. With the Common Shares of the Corporation trading at historically low levels the Corporation is proposing to implement a consolidation of the issued and outstanding Shares in order to make the Shares suitable for listing on other senior exchanges.

In accordance with the foregoing, the Board of Directors has proposed that the Common Share Holders consider a special resolution to amend the Articles of the Corporation to consolidate the issued and outstanding common shares on an up to 1 for 7 basis. The number of Common Shares issuable upon the exercise of outstanding options, warrants or conversion privileges and the option price and exercise price therefore, will be adjusted proportionally to reflect the Share Consolidation.

Proxies received in favour of Management will be voted FOR the approval of the proposed Special Resolution consolidating the Common Shares of the Corporation on an up to 1 for 7 basis, unless a Shareholder has specified in the proxy that his Shares are to be voted against such Special Resolution. The proposed Resolution, which must be confirmed by at least two-thirds (2/3) of the votes cast at the Meeting in order to become effective, is annexed to this Circular as Schedule "3".

Notwithstanding approval of the special resolution concerning the amendment to the Articles to consolidate the outstanding common shares on an up to one (1) for seven (7) basis, the Board of Directors and Management of the Corporation may determine that it is not in the best interests of the Corporation to file Articles of Amendment in respect thereof.


10. FINANCIAL STATEMENTS AND RATIFICATION OF APPOINTMENT OF
    INDEPENDENT AUDITORS

The Annual Report for the Corporation is enclosed herewith, which includes the Audited Consolidated Financial Statements of the Corporation for the financial period ended June 30, 2000, together with the Auditors' Report thereon. The Directors will lay before the Meeting the said Audited Financial Statements and Auditors' Report. For the current year, the Board of Directors will recommend that the Shareholders approve Lane Gorman Trubitt, L.L.P. as the Corporation's principal auditors. Lane Gorman Trubitt, L.L.P. served in that capacity for the year ended June 30, 2000. Representatives of Lane Gorman Trubitt, L.L.P. are not expected to be at the Meeting; however, if questions arise which require their comments, arrangements have been made to solicit their response.

Proxies received in favour of Management will be voted FOR the reappointment of Lane Gorman Trubitt, L.L.P., as Auditors of the Corporation unless a Shareholder has specified in the proxy that his Shares are to be voted against such Resolution.


11. GENERAL

Except as otherwise indicated, information contained herein is given as of October 20, 2000. Management knows of no other matters to come before the Meeting of Shareholders. However, if any other matters which are not now known to Management should come properly before the Meeting, the proxy will be voted on such matters in accordance with the best knowledge of the person voting it.


12. SHAREHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

Shareholders' Proposals intended to be presented at the Annual Meeting for the year 2001 must be received by the Corporation no later than July 31, 2001 for inclusion in the Corporation's Proxy Statement and form of proxy for that Meeting. Proposals may not exceed 500 words.

13. DIRECTORS APPROVAL

The contents and the sending of this Circular to the Shareholders of the Corporation have been approved by the Board of Directors of the Corporation.


DATED at Oklahoma City, Oklahoma this 20th day of October, 2000.


                              BY ORDER OF THE BOARD





                              JACK E. WHEELER
                              Chief Executive Officer

                              SCHEDULE "1"

     ORDINARY RESOLUTION RE: AMENDMENT TO STOCK OPTION PLAN


WHEREAS the maximum number of Shares eligible for issuance pursuant to the grant of options under the 1997 Stock Compensation Plan of the Corporation, as amended from time to time (the "Plan"), is 8,000,000;

AND WHEREAS as of the date of the Circular to which this Resolution is attached, an aggregate of 131,159,006 Common Shares and Special Warrants were issued and outstanding and, as a result, Management proposes that the maximum number of Common Shares eligible for issuance under Stock Options granted under the Plan be increased to 13,000,000 (approximately 10% of the aggregate 131,159,006 Shares outstanding);

AND WHEREAS the Corporation desires to maximize the utility of the Plan by increasing the number of Common Shares eligible for issuance pursuant to the grant of options under the Plan to the maximum permitted under applicable securities laws and regulations;

AND WHEREAS applicable securities laws and regulations require Shareholder approval to any amendments to the Plan, including amendments increasing the maximum number of shares reserved for issuance under a particular plan as contemplated herein;

NOW THEREFORE BE IT RESOLVED THAT:

1. An Amendment to the Plan increasing the maximum aggregate number of Common Shares reserved by the Corporation for issuance pursuant to options granted under the Plan from 8,000,000 to 13,000,000 is hereby authorized, approved and confirmed.

2. Any one Director or Officer of the Corporation be and he is hereby authorized and directed to execute under the corporate seal or otherwise all such deeds, documents, instruments and assurances, and do all such acts and things as in his opinion may be necessary or desirable to give effect to this resolution.

                              SCHEDULE "2"

                ORDINARY RESOLUTION RE: FUTURE SHARE ISSUANCES
                  FOR ACQUISITIONS OR PRIVATE PLACEMENTS


     NOW THEREFORE BE IT RESOLVED THAT:

14. The Directors of the Corporation be and they are hereby authorized and directed to arrange from time to time share issuances in the capital of the Corporation for acquisitions or private placements subject to the following terms:

     (1) All share issuances for acquisitions or private placement financing will be carried out by the Corporation in accordance with the applicable laws and regulations.

     (2) The future share issuances for acquisitions or private placements will not result in additional shares of the Corporation being issued in an amount exceeding fifty (50%) percent of the issued and outstanding Shares in the aggregate of the Corporation
         (including the Shares to be issued on exercise of the Special
         Warrants).

     (3) Any of the future share issuances for acquisitions or private placements would be substantially at arm's length.

     (4) Any of the future private placements would require the consent of at least seventy-five (75%) percent of the Directors of the Corporation.

     (5) Any one Director or Officer of the Corporation be and he is hereby authorized and directed to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances and to do all such acts and things as in his opinion may be necessary or desirable to give effect to this resolution.

                               SCHEDULE "3"

                       SPECIAL RESOLUTION RELATING TO:
                       CONSOLIDATION OF COMMON SHARES
                       _______________________________

     WHEREAS it is considered advisable to consolidate the issued and outstanding Common Shares of the Corporation on an up to one (1) for seven
(7) basis;

     NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The Articles of the Corporation be amended to consolidate (the "Consolidation") the issued and outstanding Common Shares in the capital of the Corporation (the "Pre-Consolidation Shares") by changing each of the issued and outstanding Pre-Consolidation Shares of the Corporation into no less than one-seventh (1/7)] of a Common Share in the capital of the Corporation (the "Post-Consolidation Shares").

2. No fractional Post-Consolidation Shares shall be issued in connection with the Consolidation and, in the event that a Shareholder would otherwise be entitled to receive a fractional Post-Consolidation Share upon such Consolidation, a number of Post-Consolidation Shares to be issued to such Shareholder shall be rounded up to the nearest whole number of shares.

3. Any Director or Officer of the Corporation be and is hereby authorized to do all things and execute all instruments necessary or desirable to give effect to this special resolution including, without limitation, to deliver Articles of Amendment under the Business Corporations Act (Yukon).

4. Notwithstanding that this Special Resolution has been duly passed by the Shareholders of the Corporation, the Directors of the Corporation be, and they are hereby authorized and empowered to revoke this Special Resolution at any time prior to the issue of a Certificate of Amendment giving effect to the Amendment to the Articles of the Corporation set forth above and to determine not to proceed with the Amendment without further approval of the Shareholders of the Corporation.

ASPEN GROUP RESOURCES CORPORATION
                3300 Bank One Center, 100 North Broadway
                     Oklahoma City, OK 73102


     NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS


          NOTICE IS HEREBY GIVEN THAT an Annual and Special meeting (the "Meeting") of shareholders of ASPEN GROUP RESOURCES CORPORATION (the "Corporation") will be held at, 3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102 U.S.A. on Tuesday, the 5th day of December, 2000 at the hour of 10:30 o'clock in the forenoon (local time), for the following purposes:

     (1) To receive and consider the audited consolidated financial statements of the Corporation for the financial period ended June 30, 2000, together with the auditors' report thereon;

     (2) To re-appoint the auditors, at a remuneration to be fixed by the directors of the Corporation;

     (3) To elect six (6) directors of the Corporation;

     (4) To consider and, if deemed advisable, to pass with or without variation, an ordinary resolution approving an amendment to the Corporation's Stock Option Plan to increase the maximum number of common shares available for issuance pursuant to options granted under the Corporation's Stock Option Plan, in the form of resolution annexed as Schedule 1 to the Management Information Circular;

     (5) To consider and, if deemed advisable, to pass with or without variation, an ordinary resolution in the form annexed as Schedule 2 to the Management Information Circular authorizing the Corporation to enter into private placement agreements with arm's length subscribers to occur within one year of the date of the Meeting;

     (6) To consider and, if deemed advisable, to pass with or without variation, a special resolution to approve the consolidation of the Corporation's issued and outstanding common shares on an up to one (1) for seven (7) basis, in the form of special resolution annexed as Schedule 3 to the Management Information Circular; and

     (7) To transact such other business as properly may be brought before the Meeting or any adjournment or adjournments thereof.

         The specific details of the matters to be put before the Meeting as identified above are set forth in the management information circular and proxy statement of the Corporation (the "Circular") accompanying and forming part of this Notice.

         This Notice, the accompanying Circular, and the enclosed Annual Report on Form 10-KSB, including the consolidated financial statements for the financial period ended June 30, 2000, have been sent to each director of the Corporation, each shareholder of the Corporation entitled to notice of the Meeting and the auditors of the Corporation. Shareholders of record at the close of business on October 25, 2000 are the only shareholders entitled to notice of the Meeting.

         Shareholders who are unable to attend the Meeting in person are requested to sign and return the enclosed form of proxy to the Corporation at 3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102. Whether you expect to attend the meeting or not, please vote, sign, date and return the enclosed proxy. If you are a registered shareholder and attend the meeting, you may vote your shares in person, even though you previously signed and returned your proxy.

         DATED at Oklahoma City, Oklahoma this _______  day of October, 2000.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             JACK E. WHEELER
                             Chairman and Chief Executive Officer


NOTE: The directors have fixed the hour of 4:00 p.m. (local time) on the 4th day of December, 2000 before which time the instrument of proxy to be used at the Meeting must be deposited with the Corporation at 3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102, provided that a proxy may be delivered to the Chairman of the Meeting on the day of the Meeting or any adjournment thereof prior to the time for voting.